Exhibit 5.1
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                                                           June 20, 2003


Chukchansi Economic Development Authority
46575 Road 417
Coarsegold, California  93614


         Re:  Chuckchansi Economic Development Authority
              Registration Statement on Form S-4
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Ladies and Gentlemen:

         We are acting as counsel to the Chukchansi Economic Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), and the Tribe in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $153,000,000 in aggregate principal amount of the Authority's Series B 14 1/2% Senior Notes due 2009 (the "Exchange Notes") in exchange for up to $153,000,000 in aggregate principal amount of the Authority's outstanding Series A 14 1/2% Senior Notes due 2009 (the "Senior Notes" or "Notes"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss.229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.   An executed copy of the Registration Statement.

         2. An executed copy of the Indenture dated October 8, 2002 (the "Indenture"), by and among the Authority, and U.S. Bank, National Association, as Trustee (the "Trustee"), including the form of Exchange Note to be issued pursuant thereto, filed as Exhibit A to the Registration Statement.

         3. The Form T-1 Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, dated December 16, 2002.

         4. The Ordinance of the Picayune Rancheria Establishing the Chukchansi Economic Development Authority (the "Authority Ordinance") with amendments thereto, as certified by the Secretary of the Tribe as being complete, accurate and in effect.

         5. Resolutions of the Board of Directors of the Authority and the Tribe adopted by unanimous written consent, as certified by the Secretary of the Authority as being complete, accurate and in effect which, among other things, authorize (a) the execution and delivery by the Authority of the Indenture and (b) the creation, issuance, sale, execution and delivery by the Authority of the Exchange Notes.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Tribe and the Authority, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization of all such documents by all requisite action, corporate or otherwise by such parties (other than the Authority and the Tribe), the execution and delivery by such parties of such documents (other than the Authority and the Tribe), and the validity and binding effect thereof on such parties (other than the Authority and the Tribe). We express no opinion as to the attachment, perfection or priority of the security interests granted to the holders of the Notes whether pursuant to the Indenture, the Pledge and Security Agreement or otherwise.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of such records of the Tribe and the Authority and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Tribe and the Authority and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         This opinion letter is based as to matters of law solely on applicable provisions of Indian Law and the laws of the State of New York. As used herein "Indian Law" means (A) all federal, or California constitutions, statutes, regulations, judicial or administrative decisions or actions specifically applying to or interpreting or regulating matters specifically related to Indians, or Indian tribes because of their unique status of Indians or Indian tribes (including the rules and regulations of the National Indian Gaming Commission, the California Gambling Control Commission, and the Division of Gambling Control for the California Attorney General's Office);
(B) the Tribal-State Gaming Compact between the Tribe and the State of California dated September 10, 1999, as amended (the "Compact"); (C) the laws of the Tribe, including its Constitution and all statutes, ordinances, resolutions, regulations, and formal rulings of the Tribe or any branch, division, agency, instrumentality, commission, board, enterprise or entity controlled by the Tribe having the force of law ("Tribal Laws"); and (D) with respect to the validity of the Notes, the laws of the State of California (but not including any law, regulations, or ordinances of any county, municipality, or other local government agency). With respect to the laws of the State of New York, we have relied exclusively on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, a copy of which has been filed as Exhibit 5.2 to the Registration Statement and incorporated herein by this reference, and our opinion on matters of the laws of the State of New York is subject to all of the same assumptions, conditions and limitations as are set forth in said opinion of Skadden, Arps, Slate, Meagher & Flom LLP; provided that our opinion is not conditioned on nor does it assume (a) the due authorization, execution and delivery of the Indenture or the Exchange Notes by the Authority or (b) the due organization and valid existence of the Authority. In rendering the opinions expressed below we have assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Exchange Notes, the Indenture and the Registration Rights Agreement, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that the performance of the obligations under the Exchange Notes, the Indenture and the Registration Rights Agreement will not be illegal or ineffective in any jurisdiction by virtue of any gaming law or regulation other than Indian Law. Except as expressly set forth above, we express no opinion herein as to any other laws, statutes, ordinances rules or regulations.

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

         1. Assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture is a valid and binding agreement of the Authority, enforceable against the Authority in accordance with its terms.

         2. Upon the due execution and delivery of the Exchange Notes by the Trustee in accordance with the terms of the Indenture and in exchange for the Senior Notes, the Exchange Notes will constitute valid and binding obligations of the Authority, entitled to the benefits of the Indenture and enforceable against the Authority in accordance with their terms.

         To the extent that the obligations of the Authority under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         The opinions expressed herein relating to the enforceability of the Indenture and Exchange Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law). In addition, we do not express any opinion (a) as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or (b) with respect to the enforceability of the Indenture or the Exchange Notes to the extent any of the foregoing provide for interest in violation of the usury laws.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Sincerely yours,



                                                     MONTEAU & PEEBLES, LLP